POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints HENRY J. HERRMANN, DANIEL C. SCHULTE and KRISTEN A. RICHARDS, and each of them individually, his/her true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable Ivy Funds, on behalf of its Ivy Bond Fund and Ivy Mortgage Securities Fund, to comply with the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration of shares under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the names of such director in his/her behalf to the Registration Statement as filed on Form N-14 and on behalf of Ivy Bond Fund and Ivy Mortgage Securities Fund, each a series of Ivy Funds, and to any amendment or supplement to the Registration Statement, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement or amendment or supplement thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

Date: November 18, 2009

/s/ Henry J. Herrmann
Henry J. Herrmann, President

/s/ Joseph Harroz, Jr.	Chairman and Trustee
Joseph Harroz, Jr.

/s/ Jarold W. Boettcher	Trustee
Jarold W. Boettcher

/s/ James D. Gressett	Trustee
James D. Gressett

/s/ Henry J. Herrmann	Trustee
Henry J. Herrmann

/s/ Glendon E. Johnson, Jr.	Trustee
Glendon E. Johnson, Jr.

/s/ Eleanor B. Schwartz	Trustee
Eleanor B. Schwartz

/s/ Michael G. Smith	Trustee
Michael G. Smith

/s/ Edward M. Tighe	Trustee
Edward M. Tighe

Attest:

/s/ Mara D. Herrington
Mara D. Herrington, Secretary